EXHIBIT 10.1
*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit has been filed separately with the Securities and Exchange Commission without redactions in connection with NuVasive’s confidential treatment request.
Amendment No. 1
to
Exclusive Manufacturing Agreement and Services Agreement
     This Amendment No. 1, effective as of September 26, 2006 (this “Amendment”), is to that certain Exclusive Manufacturing Agreement (the “Manufacturing Agreement”) and that certain Services Agreement (the “Services Agreement”), both dated as of August 4, 2005, by and between NuVasive, Inc., a Delaware corporation (“NuVasive”), and Pearsalls Limited, a private limited company incorporated in England and Wales under registration number 03851227 (“Pearsalls”).
     WHEREAS, NuVasive and Pearsalls entered into the Manufacturing Agreement and the Services Agreement in connection with the purchase and sale of certain assets of Pearsalls pursuant to that certain Asset Purchase Agreement, dated as of August 4, 2005 (the “Purchase Agreement”), by and among NuVasive, Pearsalls and American Medical Instruments Holdings, Inc., a Delaware corporation (“Pearsalls Parent”);
     WHEREAS, NuVasive, Pearsalls and Pearsalls Parent have agreed to amend the Purchase Agreement pursuant to that certain Amendment No. 1 to Asset Purchase Agreement of even date herewith (the “Purchase Agreement Amendment”);
     WHEREAS, in connection with the Purchase Agreement Amendment, NuVasive and Pearsalls have agreed to amend the Manufacturing Agreement and the Services Agreement as set forth below effective as of the date hereof in order to amongst other items terminate the Manufacturing Agreement and the Services Agreement within 18 months of the effective date of the Purchase Agreement Amendment;
     WHEREAS, Section 16.5 of the Manufacturing Agreement provides that the Manufacturing Agreement may be amended, or any term thereof modified, by a written instrument duly executed by NuVasive and Pearsalls; and
     WHEREAS, Section 4.1 of the Services Agreement provides that the Services Agreement may be amended, or any term thereof modified or supplemented, by a written instrument signed by an authorized representative of each of NuVasive and Pearsalls;
     NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties mutually agree as follows:
     1. Section 4.1 of the Manufacturing Agreement is hereby amended and restated in its entirety to read as follows:
     “4.1 Requirements; Manufacture of Products. During the Term and subject to the terms and conditions set forth herein, Pearsalls shall manufacture and supply Cervical Spine Products, the Nottingham Rotator Cuff Product and Other Products for NuVasive on a non-exclusive basis for the prices specified in Exhibit C hereto, in accordance with appropriate other Terms of Sale agreed by the parties and subject to the terms hereof. For the avoidance of doubt, NuVasive shall have the right in its sole discretion and at all times to manufacture, and to use third parties to manufacture and supply all or part of NuVasive’s requirements for Cervical Spine Products, the Nottingham Rotator Cuff Product and Other Products.”
     2. Section 5.2 of the Manufacturing Agreement is hereby amended and restated in its entirety to read as follows:
     “5.2 Alternative Manufacturing License. Pearsalls hereby grants to NuVasive, effective immediately, a non-exclusive, perpetual license under the Pearsalls Technology to make, have made, offer for sale, sell, distribute, have distributed, export, have exported, import and have imported, and otherwise exploit the Products for all purposes in the Territory, including the right to sublicense (the “Alternative Manufacturing License”). The Alternative Manufacturing License shall be fully paid-up and royalty-free; no additional consideration shall be due to Pearsalls thereunder.”
     3. The phrase “provided that, such license shall terminate automatically in the event that Pearsalls exercises any Right of Reversion that arises under the Asset Purchase Agreement,” shall be deleted from Section 6.1 (Intellectual Property) of the Manufacturing Agreement and shall be of no further force or effect.
     4. Section 12.1 of the Manufacturing Agreement is hereby amended and restated in its entirety to read as follows:
     “12.1 Term. This Agreement shall take effect on the Effective Date and, unless terminated earlier pursuant to this Section 12, shall remain in effect until March 31, 2008 (the “Term”); provided, however, that the Term may be renewed for successive one-year periods by written agreement of the parties.”
     5. The following new Section 12.4 shall be added to the Manufacturing Agreement:
     “12.4 Termination for Convenience. NuVasive may terminate this Agreement at any time without cause by giving Pearsalls one hundred eighty (180) days prior written notice of termination.”
     6. Section 15 of the Manufacturing Agreement is hereby amended and restated in its entirety to read as follows:
     “15. ASSIGNMENT
     This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed); provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business relating to this Agreement, or in the event of its merger or consolidation or Change of Control or similar transaction if (a) the assignee has the financial wherewithal to perform its obligations hereunder, as reasonably demonstrated by such assignee, or (b) the assignment does not relieve the assignor of any of its obligations under this Agreement. In any case, the assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof; in the case of (b), the counterpart shall acknowledge that it shall be jointly and severally liable with the assignor and any other assignee of such assignor for all the obligations of the assignor hereunder.”
     7. Section 16.1 (Notices) of the Manufacturing Agreement is hereby amended to add the following contact to which copies of any notices sent to Pearsalls must be delivered:
“Angiotech Pharmaceuticals, Inc.
1618 Station Street
Vancouver, BC V6A 1B6
Attention: General Counsel
Facsimile: (604) 221-6915”
     8. Section 4.6 (Exclusivity), Section 5.1 (Alternative Supply) and subsection (a) of Section 12.3.3 (Effect of Expiration or Termination) of the Manufacturing Agreement shall be deleted in their entirety and of no further force or effect. Such sections shall be deemed “[RESERVED]” in the Manufacturing Agreement so as not to effect the order of any other sections of the Agreement.
     9. Exhibit C (Product Pricing) to the Manufacturing Agreement shall be modified as set forth on Attachment A hereto.
     10. Exhibit D (Elective Alternative Manufacturing Fee) to the Manufacturing Agreement shall be deleted in its entirety and of no further force or effect.
     11. Section 2.1 of the Services Agreement is hereby amended and restated in its entirety to read as follows:
     “2.1 Term. This Agreement shall become effective as of the Closing Date and shall continue with respect to each Service until the earlier of (i) the completion of the Service required pursuant to Exhibit I or (ii) the completion of the period of time set forth on Exhibit I, in each case unless terminated sooner pursuant to Section 2.2. Notwithstanding the foregoing, except as set forth on Exhibit I, this Agreement shall expire as to all Services as of March 31, 2008.”
     12. Section 4.3 (Notices) of the Services Agreement is hereby amended to add the following contact to which copies of any notices sent to Pearsalls must be delivered:
“Angiotech Pharmaceuticals, Inc.
1618 Station Street
Vancouver, BC V6A 1B6
Attention: General Counsel
Facsimile: (604) 221-6915”

     13. Neither party shall disclose any terms or conditions of this Amendment to any third party without the prior consent of the other party, except as required by Applicable Law (as defined in the Manufacturing Agreement) or court order, provided that the party required to make such disclosure shall provide written notice to the other party as soon as practicable in order to afford such party an opportunity to avoid the disclosure or seek a protective order.
     14. Each party hereby represents and warrants to the other parties that: (i) such party has the authority and right to enter into and perform this Amendment, (ii) this Amendment is a legal and valid obligation binding upon such party and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights, and (iii) such party’s execution, delivery and performance of this Amendment will not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it. Each party acknowledges and hereby verifies that the other party has not made any representations or warranties in connection with this Amendment, whether express or implied, of any kind or character, except as expressly set forth herein.
     15. Except as amended hereby, the Manufacturing Agreement and the Services Agreement shall remain unchanged and in full force and effect.
     16. The Manufacturing Agreement and the Services Agreement, as amended by this Amendment, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements and undertakings, oral or written, concerning the subject matter hereof. This Amendment may not be changed or terminated orally, and may only be changed or terminated by a writing signed by the party against whom such change or termination is sought.
     17. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.
     18. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument. Delivery of signed counterparts by facsimile shall be fully as effective as if original counterparts were executed and delivered.
[Signature page follows]

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date first set forth above.

NUVASIVE, INC.

By:	/s/ Alexis V. Lukianov

Name:	Alexis V. Lukianov

Title:	Chairman & CEO

PEARSALLS LIMITED

By:	/s/ K. Thomas Bailey

Name:	K. Thomas Bailey

Title:	President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO EXCLUSIVE
MANUFACTURING AGREEMENT AND SERVICES AGREEMENT]

ATTACHMENT A
     As of the effective date of this Amendment, the prices for the Cervical Spine Product set forth on Exhibit C (Product Pricing) to the Manufacturing Agreement shall be amended and restated as follows:
•	US $***/unit for commercial clinical use

•	US $***/unit for clinical trial use (sterile samples)

•	US $***/unit, plus irradiation costs, for testing samples

•	US $***/unit for non-sterile samples
     Other than the modifications to the Cervical Spine Product pricing set forth above, all Product pricing and Base Cost set forth on Exhibit C to the Manufacturing Agreement shall remain unchanged and in full force and effect.

***   Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit has been filed separately with the Securities and Exchange Commission without redactions in connection with NuVasive’s confidential treatment request.